Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-223361

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 3, 2018)

Up to $18,000,000

Windstream Holdings, Inc.

Common Stock

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., as our sales agent, relating to the shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the equity distribution agreement, we may, through our sales agent, offer and sell from time to time shares of our common stock having an aggregate offering price of up to $18,000,000.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms and conditions of the equity distribution agreement, the sales agent will use its reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent, and we will describe the agreement in a prospectus supplement or pricing supplement.

We will pay the sales agent a commission of up to 3.00% of the gross sales price per share sold through them as our agent under the equity distribution agreement. In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.

Shares of our common stock trade on the NASDAQ Global Select Market under the symbol “WIN”. On May 31, 2018, the last sale price of the shares as reported on NASDAQ Global Select Market was $5.51 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

____________________
Citigroup

The date of this prospectus supplement is June 1, 2018

TABLE OF CONTENTS

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
WHERE YOU CAN FIND MORE INFORMATION	S-2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-3
PROSPECTUS SUPPLEMENT SUMMARY	S-6
RISK FACTORS	S-8
USE OF PROCEEDS	S-10
SELECTED FINANCIAL DATA	S-11
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	S-13
PLAN OF DISTRIBUTION	S-14
LEGAL MATTERS	S-15
EXPERTS	S-15

Base Prospectus
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT WINDSTREAM HOLDINGS, INC.	5
RISK FACTORS	6
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	6
SELLING STOCKHOLDER	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	14
EXPERTS	14

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act. Under the shelf registration process, we may offer shares of our common stock from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. In connection with such offers, you should read both this prospectus supplement and the accompanying base prospectus included in the registration statement of which this prospectus supplement forms a part.

This prospectus supplement and the accompanying base prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference into this prospectus supplement or the accompanying base prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and our sales agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and our sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and our sales agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information”.

Other than in the United States, no action has been taken by us or our sales agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context requires otherwise, the words “we”, “Company”, “Windstream”, “us” and “our” refer to Windstream Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file reports and other information with the SEC. This prospectus supplement, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is www.sec.gov. Information about us, including our SEC filings, is also available at our website at www.windstream.com. However, the information on, or accessible through, our website is not a part of or incorporated by reference into this prospectus supplement or the accompanying base prospectus.

This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 4, 2018;
●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;
●	our Current Reports on Form 8-K, filed with the SEC on January 5, 2018, January 12, 2018, February 9, 2018, March 1, 2018 and May 23, 2018; and
●	the description of our common stock set forth in the Form 8-A, filed with the SEC on December 8, 2009, pursuant to Section 12 of the Exchange Act, as modified by our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 19, 2010, February 14, 2014, April 27, 2015, September 18, 2015, November 19, 2015, November 10, 2016, February 27, 2017, March 1, 2017 and May 23, 2018, and including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus supplement and prior to the termination of the offering made by this prospectus supplement, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to: Windstream Holdings, Inc., 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, Attn: Investor Relations, (501) 748-7000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for this prospectus supplement. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the benefits of the mergers with EarthLink and Broadview, including future financial and operating results, projected synergies in operating and capital expenditures and the timing of achieving the synergies reduction in net leverage, and improvement in our ability to compete; our ability to improve our debt profile and reduce interest costs, including through repurchases of our debt; our cost reduction activities, including, but not limited to, workforce reductions and network cost optimization; our ability to defend claims made by one or more noteholders that Windstream Services is in alleged default pursuant to a certain indenture governing a series of senior notes; expectations regarding our network investments to improve financial performance and increase market share; expectations regarding revenue trends, sales opportunities, improving margins in, and the directional outlook of, our business segments; expectations regarding the benefits of our updated business unit structure; stability and growth in adjusted OIBDA; statements regarding our 2018 operational priorities; expected levels of support from universal service funds or other government programs; expected rates of loss of consumer households served or inter-carrier compensation; expected increases in high-speed Internet and business data connections, including increasing availability of higher Internet speeds and services utilizing next generation technology for customers; expectations regarding expanding enhanced services related to Internet speeds, Kinetic and 1 Gbps services to more locations due to network upgrades and expanding our fiber network; expectations regarding sales and trends of strategic products for business customers; our expected ability to fund operations; expected required contributions to our pension plan and our ability to make contributions utilizing our common stock; the completion and benefits from network investments related to the Connect America Fund to fund the deployment of broadband services and capital expenditure amounts related to these investments; anticipated capital expenditures and certain debt maturities from cash flows from operations; and expected effective federal income tax rates and our ability to utilize certain net loss operating carryforwards and the length of time we have to utilize them under the Tax Cuts and Jobs Act of 2017. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

●	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;
●	the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

●	the impact of the Federal Communications Commission’s comprehensive business data services reforms or additional FCC reforms or actions that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

●	the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

●	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;
●	the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly-traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes allegedly allowing the noteholders to seek to accelerate payment under the indentures;

●	the benefits of our current capital allocation strategy, which may be changed at anytime at the discretion of our board of directors, and certain cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

●	the availability and cost of financing in the corporate debt markets;
●	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;
●	for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

●	our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

●	our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

●	further adverse changes in economic conditions in the markets served by us;
●	the extent, timing and overall effects of competition in the communications business;
●	unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

●	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale and enterprise customers;

●	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse changes in the future;
●	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;
●	unfavorable results of litigation or intellectual property infringement claims asserted against us;
●	the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

●	the effects of federal and state legislation, and rules and regulations, and changes thereto, including changes implemented by administrative agencies, governing the communications industry;
●	continued loss of consumer households served and consumer high-speed Internet customers;
●	the impact of equipment failure, natural disasters or terrorist acts;
●	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and
●	those additional factors under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent filings with the SEC at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in this prospectus supplement and in our other filings with the SEC at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying base prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement as well as the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other reports that we file with the SEC from time to time.

Windstream Holdings, Inc.

We are a leading provider of advanced network communications and technology solutions for businesses across the United States. We also offer broadband, entertainment and security solutions to consumers and small businesses primarily in rural areas in 18 states. Additionally, we supply core transport solutions on a local and long-haul fiber network spanning approximately 150,000 miles.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, incorporated by reference herein. See “Where You Can Find More Information” above.

We are incorporated in Delaware. Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and our telephone number is (501) 748-7000. Our website is located at www.windstream.com. Information on our website is not incorporated into, and does not otherwise form a part of, this prospectus supplement or the accompanying base prospectus.

Recent Developments

On May 21, 2018, our shareholders approved an amendment to the Company’s charter to (i) effect a reclassification (or reverse stock split) of our common stock, and (ii) decrease the number of authorized shares of our common stock and our preferred stock in proportion to the reclassification. The amendment was filed and became effective at 5:00 p.m. Eastern time on Friday, May 25, 2018. Pursuant to the amendment, on the effective date thereof, each outstanding five (5) shares of common stock combined into and became one (1) share of common stock and the number of authorized shares of our common stock decreased from 375,000,000 shares to 75,000,000 shares and the number of authorized shares of our preferred stock decreased from 33,333,333 shares to 6,666,667 shares. As a result of the reverse stock split, the number of issued and outstanding shares of common stock of the Company was reduced to approximately 41,064,137. The new CUSIP number for the Company’s common stock is 97382A309.

The Offering

Issuer	Windstream Holdings, Inc., a Delaware corporation

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $18,000,000

Common stock outstanding prior to this offering	Approximately 41,064,137 shares of common stock as of May 31, 2018

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Citigroup Global Markets Inc.

We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares of common stock to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. See “Plan of Distribution” on page S-14.

Use of proceeds	We intend to use the net proceeds from the sale of any securities offered under this prospectus supplement for general corporate purposes, including, without limitation, the acquisition of companies or businesses and additional contributions to the Windstream Pension Plan.

We may temporarily invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Listing	Our common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “WIN”.

Risk factors	An investment in our common stock involves various risks. Prospective investors should carefully consider the matters described in the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Transfer agent and registrar	Computershare Investor Services, LLC

RISK FACTORS

Investing in our common stock involves risk. In addition to the information presented in this prospectus supplement and the risk factors in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement, you should consider carefully the following risk factors before deciding to purchase our common stock. See “Where You Can Find More Information” above.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by you, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering paid by you.

The market price and trading volume of our common stock has fluctuated substantially and may fluctuate widely in the future and the value of an investment in our common stock may decline.

Our stock price has experienced volatility and could vary significantly as a result of many factors. Between January 1, 2018 and May 25, 2018, our stock price fluctuated between a high of $1.93 and a low of $1.22. The foregoing stock prices have not been adjusted to give effect to the reverse stock split on May 25, 2018. The market price and trading volume of our common stock may fluctuate significantly from time to time as a result of many factors, including:

●	a shift in our investor base;
●	our quarterly or annual earnings, or those of comparable companies;
●	our ability to obtain financing as needed;
●	changes in laws and regulations affecting our business;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	investors’ perceptions of us and our prospects and of us and/or our industries’ risk and return characteristics relative to other investment alternatives;
●	differences between actual financial and operating results and those expected by investors and analysts;
●	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;
●	actual or anticipated fluctuations in our financial and operating results;
●	overall market fluctuations;
●	general economic conditions and other external factors; and
●	other factors described under “Special Note Regarding Forward-Looking Statements”.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock. If the market price of our common stock declines, you may not realize any return on your investment in us and may lose some or all of your investment.

We cannot assure you that we will realize the anticipated benefits from our recent reverse stock split.

On May 25, 2018, we effected a one-for-five reverse split of our issued and outstanding shares of our common stock which we anticipated would result in benefits such as improving marketability of our common stock and increasing the appeal of our stock to a broader range of investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that the reverse stock split will result in a share price that will attract new investors, including institutional investors, as some investors analysts and other stock market participants have negative perceptions of reverse stock splits. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve. Also, it is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines, the percentage decline may be greater than would have occurred in the absence of a reverse stock split.

We do not intend to pay dividends in the foreseeable future.

On August 3, 2017, our board of directors elected to eliminate our quarterly common stock dividend commencing in the third quarter of 2017, and we do not currently expect to declare or pay dividends on our common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements, financial condition, restrictions imposed by any then existing indebtedness, restrictions imposed by applicable law, general business conditions and other factors considered relevant by our board of directors. As a result, you may not receive any return on an investment in our common stock unless the market price of our common stock appreciates and you sell it for a price greater than that which you paid for it.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement as a source of financing. We intend to use the net proceeds the sale of any securities offered under this prospectus supplement for general corporate purposes, including, without limitation, the acquisition of companies or businesses and additional contributions to the Windstream Pension Plan.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

SELECTED FINANCIAL DATA

The selected financial data should be read together with our financial statements and the related notes contained in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our financial statements and the related notes contained in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this prospectus supplement, except that share and per share information for the periods ended December 31, 2017, 2016, 2015, 2014 and 2013 have been revised to reflect the 1-for-5 reverse stock split of our issued and outstanding shares of common stock approved by our shareholders on May 21, 2018 and effected on May 25, 2018. The selected financial data in this section is not intended to replace the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, except that share and per share information for the periods ended December 31, 2017, 2016, 2015, 2014 and 2013 have been revised to reflect the 1-for-5 reverse stock split.

We have derived the statements of operations data for each of the three years ended December 31, 2017, 2016 and 2015 and the balance sheet data as of December 31, 2017 and 2016 from the financial statements contained in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2017. The selected balance sheet data as of December 31, 2015, 2014 and 2013 and the statement of operations data for the years ended December 31, 2014 and 2013 has been derived from the financial statements for such years not included in our Annual Report on Form 10-K for the year ended December 31, 2017. The consolidated statement of operations data set forth below for the three months ended March 31, 2018 and 2017 and the consolidated balance sheet data as of March 31, 2018 have been derived from our financial statements included in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference into this prospectus supplement.

	Three Months Ended
	March 31,		For the Years Ended December 31,
(Millions, except per share amounts)	2018	2017	2017	2016	2015	2014	2013
Revenues and sales	$1,454.3	$1,365.7	$5,852.9	$5,387.0	$5,765.3	$5,829.5	$5,988.1
Operating income (loss)	69.0	44.1	(1,593.5)	515.4	509.4	507.1	1,009.0
Dividend income on Uniti common stock	—	—	—	17.6	48.2	—	—
Other (expense) income, net	(2.3)	2.6	—	(1.2)	9.3	0.1	(12.5)
Net gain on disposal of investment in Uniti common stock	—	—	—	15.2	—	—	—
Gain (loss) on sale of data center business	—	—	0.6	(10.0)	326.1	—	—
Net loss on early extinguishment of debt	—	(3.2)	(56.4)	(18.0)	(36.4)	—	(28.5)
Other-than-temporary impairment loss on investment in Uniti common stock	—	—	—	(181.9)	—	—	—
Interest expense	(223.1)	(211.8)	(875.4)	(860.6)	(813.2)	(571.8)	(627.7)
(Loss) income from continuing operations before income taxes	(156.4)	(168.3)	(2,524.7)	(523.5)	43.4	(64.6)	340.3
Income tax (benefit) expense	(35.0)	(57.0)	(408.1)	(140.0)	16.0	(25.1)	105.3
(Loss) income from continuing operations	(121.4)	(111.3)	(2,116.6)	(383.5)	27.4	(39.5)	235.0
Discontinued operations, net of tax expense of $9.8 in 2013	—	—	—	—	—	—	6.0
Net (loss) income	$(121.4)	$(111.3)	$(2,116.6)	$(383.5)	$27.4	$(39.5)	$241.0
Weighted average shares giving effect to the 1-for-5 reverse stock split:
Basic	37.4	25.2	33.8	18.8	19.8	19.9	19.6
Diluted	37.4	25.2	33.8	18.8	19.8	19.9	19.6
Basic and diluted (loss) earnings per share:
From continuing operations	$(3.25)	$(4.44)	$(62.61)	$(20.56)	$1.21	$(2.24)	$11.76
From discontinued operations	—	—	—	—	—	—	0.30
Net (loss) income	$(3.25)	$(4.44)	$(62.61)	$(20.56)	$1.21	$(2.24)	$12.06
Dividends declared per common share	$—	$0.75	$1.50	$3.00	$11.55	$30.00	$30.00
Balance sheet data
Total assets	$10,981.3	$12,904.2	$11,084.3	$11,770.0	$12,518.1	$12,520.3	$13,341.6
Total long-term debt and capital and other lease obligations (excluding premium and discount)	$10,958.3	$10,573.3	$10,906.2	$9,976.7	$10,443.0	$8,762.3	$8,683.4
Total (deficit) equity	$(1,337.2)	$722.4	$(1,298.9)	$170.0	$306.4	$224.8	$840.2

Note:	The selected consolidated financial data presented above for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 has not been restated to reflect the retrospective adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715) Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Price Range of Common Stock and Dividends Declared

Our common stock is traded on NASDAQ under the symbol “WIN”. The following table reflects the range of high and low closing prices of our common stock as reported by NASDAQ for each quarter in 2018, 2017 and 2016:

			Dividend
	High	Low	Declared
2018
Second Quarter (through May 25, 2018)	$1.68	$1.23	—
First Quarter (ended March 31, 2018)	$1.93	$1.28	—

2017
Fourth Quarter (ended December 31, 2017)	$2.73	$1.74	—
Third Quarter (ended September 30, 2017)	$4.04	$1.73	—
Second Quarter (ended June 30, 2017)	$5.76	$3.85	$0.15
First Quarter (ended March 31, 2017)	$8.35	$5.16	$0.15

2016
Fourth Quarter (ended December 31, 2016)	$10.10	$6.63	$0.15
Third Quarter (ended September 30, 2016)	$10.46	$8.13	$0.15
Second Quarter (ended June 30, 2016)	$9.50	$7.18	$0.15
First Quarter (ended March 31, 2016)	$8.35	$4.75	$0.15

The stock prices in the table above have not been adjusted to give effect to the reverse stock split. The first day of trading after the reverse stock split was May 29, 2018.

As of May 31, 2018, the approximate number of holders of common stock, including an estimate for those holding shares in street name, was 182,754.

For a discussion of certain restrictions on our ability to pay dividends under Windstream Services’ debt instruments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in the Financial Supplement to our Annual Report on Form 10-K for the year ended December 31, 2017.

Dividend Policy

On August 3, 2017, our board of directors elected to eliminate our quarterly common stock dividend commencing in the third quarter of 2017, and we do not currently expect to declare or pay dividends on our common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements, financial condition, restrictions imposed by any then existing indebtedness, restrictions imposed by applicable law, general business conditions and other factors considered relevant by our board of directors.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., as our sales agent, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $18,000,000 from time to time. The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through NASDAQ or another market for our common stock.

We will designate the maximum amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the equity distribution agreement, the sales agent will use its reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission of up to 3.00% of the gross sales price per share sold through it as our sales agent under the equity distribution agreement. We have agreed to pay or reimburse certain of the expenses of the sales agent.

The sales agent will provide to us written confirmation following the close of trading on NASDAQ each day in which shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report in a prospectus supplement and/or our filings under the Exchange Act at least quarterly the number of shares sold by or through the sales agent under the equity distribution agreement, the net proceeds to us and the aggregate compensation paid to the sales agent in connection with the sales of the shares.

Settlement for sales of shares will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the sales agent, as principal for its own accounts, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

If we have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the sales agent and sales of shares pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the sales agent.

In connection with the sale of shares of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the equity distribution agreement, will be approximately $165,000.

Citibank, N.A., an affiliate of Citigroup Global Markets Inc., serves as a lender under certain of our credit facilities. In the ordinary course of their various business activities, the sales agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We have agreed to indemnify the sales agent against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon by Kutak Rock LLP. The sales agent is being represented in connection with this offering by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the EarthLink and Broadview businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Windstream Holdings, Inc.

$44,272,500 of Common Stock

and

3,950,000 Shares of Common Stock offered by the Selling Stockholder

_______________________

By this prospectus, we may offer to sell, from time to time, in one or more offerings, our common stock in an amount that, in the aggregate, will not exceed $44,272,500. This prospectus describes some of the general terms that may apply to our common stock. We may not use this prospectus to sell any common stock unless it is accompanied by a prospectus supplement that describes the specific terms of the common stock to be offered and the offering. You should read this prospectus and any prospectus supplement carefully before you decide to invest.

In addition to the primary offering of securities described above, this prospectus relates to the resale, from time to time, by the Windstream Master Trust, referred to herein as the selling stockholder, which is a trust maintained in connection with the defined benefit pension plan sponsored by us, of up to 3,950,000 shares of our common stock, which were contributed to the pension plan in a private placement on February 27, 2018. The shares may be offered for sale from time to time by JPMorgan Chase Bank, N.A., as duly appointed trustee of the selling stockholder, at the direction of an investment fiduciary appointed to manage the shares of our common stock covered by this prospectus for the benefit of the selling stockholder.

We or the selling stockholder may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. The securities may be offered and sold directly to you, through one or more agents, dealers or underwriters as designated from time to time, in privately negotiated transactions or through a combination of these methods. If we use agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Shares of our common stock trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol “WIN.” On February 28, 2018, the last sale price of the shares as reported on Nasdaq was $1.58 per share. You are urged to obtain current market prices for our common stock.

_______________________

Investing in our common stock involves risks. You should consider carefully the risk factors described on page 6 of this prospectus, in any applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2018

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT WINDSTREAM HOLDINGS, INC.	5
RISK FACTORS	6
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	6
SELLING STOCKHOLDER	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	14
EXPERTS	14

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1934, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares, you should refer to the registration statement, including its exhibits. Under this “shelf” registration process, we may, from time to time, until the registration statement is withdrawn from registration by us, sell the common stock being offered pursuant to this prospectus in one or more offerings up to a total dollar amount of $44,272,500. In addition to the primary offering of securities, the selling stockholder may from time to time sell up to 3,950,000 shares of our common stock described in this prospectus in one or more secondary offerings.

The price to be paid for the common stock described in this prospectus will be determined at the time of the sale. Each time that we offer our common stock, we will provide a supplement to this prospectus detailing specific information about each proposed sale. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. Neither we nor the selling stockholder (nor any of our or its respective affiliates) have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus, in any prospectus supplement, in any related free-writing prospectus we prepare or authorize and in the documents incorporated by reference herein. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder are making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

Unless the context requires otherwise, the words “we,” “Company,” “Windstream,” “us” and “our” refer to Windstream Holdings, Inc. and its consolidated subsidiaries. The Company’s principal executive office is located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, and its telephone number is (501) 748-7000.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file reports and other information with the SEC. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is www.sec.gov. Information about us, including our SEC filings, is also available at our website at www.windstream.com. However, the information on, or accessible through, our website is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

●	our Current Reports on Form 8-K, filed with the SEC on January 5, 2018, January 12, 2018 and February 9, 2018; and

●

the description of our common stock set forth in the Form 8-A, filed with the SEC on December 8, 2009, pursuant to Section 12 of the Exchange Act, as modified by our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 19, 2010, February 14, 2014, April 27, 2015, September 18, 2015, November 19, 2015, November 10, 2016, February 27, 2017 and March 1, 2017, and including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to: Windstream Holdings, Inc., 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, Attn: Investor Relations, (501) 748-7000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus or any prospectus supplement include certain forward-looking statements. We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any statements contained in or incorporated by reference in this prospectus and any prospectus supplement. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the benefits of the mergers with EarthLink and Broadview, including future financial and operating results, projected synergies in operating and capital expenditures and the timing of achieving the synergies reduction in net leverage, and improvement in our ability to compete; our ability to improve our debt profile and reduce interest costs, including through repurchases of our debt; our cost reduction activities, including, but not limited to, workforce reductions and network cost optimization; our ability to defend claims made by one or more noteholders that Windstream Services, LLC is in alleged default pursuant to a certain indenture governing a series of senior notes; expectations regarding our network investments to improve financial performance and increase market share; expectations regarding revenue trends, sales opportunities, improving margins in, and the directional outlook of, our business segments; expectations regarding the benefits of our updated business unit structure; stability and growth in adjusted Operating Income Before Depreciation and Amortization; statements regarding our 2018 operational priorities; expected levels of support from universal service funds or other government programs; expected rates of loss of consumer households served or inter-carrier compensation; expected increases in high-speed Internet and business data connections, including increasing availability of higher Internet speeds and services utilizing next generation technology for customers; expectations regarding expanding enhanced services related to Internet speeds, Kinetic and 1 Gbps services to more locations due to network upgrades and expanding our fiber network; expectations regarding sales and trends of strategic products for business customers; our expected ability to fund operations; expected required contributions to our pension plan and our ability to make contributions utilizing our common stock; the completion and benefits from network investments related to the Connect America Fund to fund the deployment of broadband services and capital expenditure amounts related to these investments; anticipated capital expenditures and certain debt maturities from cash flows from operations; and expected effective federal income tax rates and our ability to utilize certain net loss operating carryforwards and the length of time we have to utilize under the Tax Cuts and Jobs Act of 2017. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

●	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

●

the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

●

the impact of the Federal Communications Commission’s comprehensive business data services reforms that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

●

the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without further Federal Communications Commission action;

●	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

●

the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly-traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes allegedly allowing the noteholders to seek to accelerate payment under the indentures;

●

the benefits of our current capital allocation strategy which may be changed at anytime at the discretion of our board of directors, and certain cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

●	the availability and cost of financing in the corporate debt markets;

●	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

●

for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

●

our election to accept state-wide offers under the Federal Communications Commission’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

●

our ability to make rent payments under the master lease to Uniti Group Inc., which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

●	further adverse changes in economic conditions in the markets served by us;

●	the extent, timing and overall effects of competition in the communications business;

●

unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

●	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

●	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse changes in the future;

●	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

●	unfavorable results of litigation or intellectual property infringement claims asserted against us;

●

the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

●	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

●	continued loss of consumer households served and consumer high-speed Internet customers;

●	the impact of equipment failure, natural disasters or terrorist acts;

●	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

●	those additional factors under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent filings with the SEC at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in this prospectus, in any prospectus supplement and in our other filings with the SEC at www.sec.gov.

ABOUT WINDSTREAM HOLDINGS, INC.

We are a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale partners across the United States. We provide data, cloud solutions, unified communications and managed services to small business and enterprise clients. We also offer bundled services, including broadband, security solutions, voice and digital television to consumers. We supply core transport solutions on a local and long-haul fiber network spanning approximately 150,000 miles.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein. See “Where You Can Find More Information” above.

We are incorporated in Delaware. Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and our telephone number is (501) 748-7000. Our website is located at www.windstream.com. Information on our website is not incorporated into, and does not otherwise form a part of, this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect the Company will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our common stock for general corporate purposes. These purposes may include, without limitation, the acquisition of companies or businesses and additional contributions to the Windstream Pension Plan. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our common stock will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the common stock for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts.

We will not receive any proceeds from the sale, if any, of common stock offered by the selling stockholder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by the Delaware General Corporation Law, or DGCL, and our charter. Our charter, including any amendments thereto, is incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017 and on file with the SEC. See “Where You Can Find More Information” for information on how you can view these filings.

General

Under our charter, our total authorized capital stock consists of 33,333,333 shares of preferred stock, par value $0.0001 per share, and 375,000,000 shares of common stock, par value $0.0001 per share.

Preferred Stock

Our charter provides that preferred stock may be issued from time to time and in one or more series. Our board of directors is authorized to determine or alter the powers, preferences and rights (including voting rights), and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series of preferred stock, to increase or decrease (but not below the number of shares of any such series of preferred stock then outstanding) the number of shares of any such series of preferred stock, and to fix the number of shares of any series of preferred stock. In the event that the number of shares of any series of preferred stock is so decreased, the shares constituting such decrease will resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of preferred stock subject to the requirements of applicable law.

Common Stock

Under our charter, the holders of our common stock have one vote per share on all matters submitted to a vote of stockholders, except as otherwise provided by the DGCL or our charter and subject to the rights of holders of any outstanding preferred stock. Holders of our common stock will be entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment or provision for payment of all debts and subject to the prior rights of any outstanding preferred stock. Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

To the greatest extent permitted by applicable DGCL, the shares of our common stock will be uncertificated, and transfer is reflected by book entry.

All rights, preferences and privileges of holders of our common stock stated in this summary are subject to the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Anti-Takeover Effects of the DGCL and our Certificate of Incorporation and Bylaws

The DGCL, our charter and our bylaws contain a number of provisions which could have the effect of discouraging transactions that involve an actual or threatened change of control of us. In addition, provisions of our charter and our bylaws may be deemed to have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempts that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Rights Agreement

On September 17, 2015, our board of directors adopted a rights plan intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code, and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries. If we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to fully utilize the tax benefits on an annual basis will be substantially limited, and the timing of the usage of the tax benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights agreement is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.90% or more of the “outstanding shares” of common stock, par value $0.0001 per share, of us, without the approval of our board of directors.

As part of the rights agreement, our board of directors authorized and declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on September 28, 2015. Each right entitles the holder to purchase from Windstream a unit consisting of one ten thousandth of a share, or a unit, of Series A Participating Preferred Stock, par value $0.0001 per share, of the Company at a purchase price of $32.00 per unit, subject to adjustment. Until a right is exercised, the holder will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of rights. Unless an extension is approved by the board of directors, the rights will expire on the earliest of (i) 5:00 P.M. New York City time on September 17, 2018, (ii) the time at which the rights are redeemed or exchanged pursuant to the rights agreement, (iii) the date on which our board of directors determines that the rights agreement is no longer necessary for the preservation of material valuable tax benefits or is no longer in the best interest of us and our stockholders and (iv) the beginning of a taxable year to which our board of directors determines that no tax benefits may be carried forward.

The foregoing description of the rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the rights agreement, a copy of which is attached as Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on September 18, 2015, the disclosures set forth on our Current Report on Form 8-K filed with the SEC on May 16, 2016 and the full text of the amendment to the rights agreement, a copy of which is attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2016.

Delaware Section 203

Section 203 of the DGCL restricts business combinations with certain interested stockholders (defined generally under the DGCL to include persons who beneficially own or acquire 15% or more of a Delaware corporation’s voting stock and their affiliates and associates, and hereinafter as a Section 203 Interested Stockholder). Section 203 prohibits business combination transactions between a publicly-held Delaware corporation and any Section 203 Interested Stockholder for a period of three years after the time at which the Section 203 Interested Stockholder became an interested stockholder unless: (a) prior to the time that such entity became a Section 203 Interested Stockholder, the corporation’s board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming such an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to the time that such entity became a Section 203 Interested Stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% the outstanding voting stock which is not owned by the Section 203 Interested Stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who is a Section 203 Interested Stockholder to effect various business combinations with a corporation for a period of three years. The provisions of Section 203 are intended to encourage third parties interested in acquiring us to negotiate in advance with our board of directors. Section 203 also may make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that in order for a stockholder to nominate any person for election as a director or propose business at a meeting of stockholders, the stockholder must give timely notice to our Secretary. To be timely:

●

in the case of an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 25 days (or 30 days in the case of director nominations) from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made; and

●

in the case of a special meeting at which directors are to be elected, a stockholder’s notice of nominations must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

These provisions could preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors by limiting the window of time available to present such matters to us for presentation at such meeting.

Calling a Special Meeting; Action by Written Consent of Stockholders

Under the DGCL, a special meeting of the stockholders may be called by our board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our charter states that as long as any security of the company is registered under Section 12 of the Exchange Act, special meetings of our stockholders may be called only by a resolution of our board of directors.

Our charter provides that as long as any of our securities is registered under Section 12 of the Exchange Act, no stockholder action may be taken by written consent in lieu of a meeting.

The inability of our stockholders to take action by written consent or to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by our board of directors. In addition, the inability of stockholders to call a special meeting of stockholders could make it more difficult to change our board of directors and management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to NASDAQ Listing Rule 5635, which sets forth the circumstances under which an issuer is required to obtain approval from its stockholders prior to an issuance of securities in connection with: (1) the acquisition of the stock or assets of another company; (2) equity-based compensation of officers, directors, employees or consultants; (3) a change of control; and (4) private placements. In connection with an acquisition of the stock or assets of another company, NASDAQ Listing Rule 5635 would require stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of the outstanding common stock before the issuance, or if any director, officer or substantial stockholder of the issuing company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of us.

Voting Requirements to Amend Charter and Bylaws

Under the DGCL, unless a higher vote is required in the certificate of incorporation of a corporation, an amendment to such certificate of incorporation generally requires approval by the corporation’s board of directors and approval by a majority of the outstanding shares entitled to vote on the proposed amendment. Notwithstanding any provision of a corporation’s certificate of incorporation to the contrary, under the DGCL, holders of a class of a corporation’s stock are entitled to vote as a class on the approval of any amendment to the corporation’s certificate of incorporation which would:

●	increase or decrease the aggregate number of authorized shares of such class (subject to certain exceptions);

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or rights of such class so as to affect them adversely.

Under our charter, in addition to any affirmative vote of the holders of our capital stock required by the DGCL or our charter, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then-outstanding shares of our capital stock eligible to be cast in the election of directors is required in order to amend, alter, change or repeal the sections of our charter related to the limitation of liability of directors and indemnification of directors and officers, the prohibition of stockholder action by written consent, the calling of special meetings of stockholders, our election to be covered by Section 203 of the DGCL and the procedures required to amend our charter.

Under our charter, our board of directors is expressly authorized to amend, alter, change or repeal our bylaws. The stockholders also have the ability to amend, alter, change or repeal our bylaws by the affirmative vote of a majority of the then outstanding shares entitled to vote, except that a two-thirds vote is required for the stockholders to amend sections of our bylaws related to bringing matters before an annual stockholder meeting, nominating and electing directors and filling vacancies on our board of directors and the procedures required to amend our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

SELLING STOCKHOLDER

This prospectus also relates to the resale, from time to time, by the selling stockholder, which is a trust maintained in connection with the defined benefit pension plan sponsored by us, of up to 3,950,000 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act), that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares may be offered for sale from time to time by JPMorgan Chase Bank, N.A., as duly appointed trustee of the selling stockholder, at the direction of an investment fiduciary appointed to manage the shares of our common stock covered by this prospectus.

The following table sets forth the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder as of February 27, 2018, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder, assuming all of the shares of common stock registered for resale by the selling stockholder hereby are sold. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of common stock that the selling stockholder may offer and sell from time to time under this prospectus. The percentage of shares of common stock owned prior to and after the offering is based on 183,335,244 shares of common stock outstanding as of February 22, 2018.

Number of
Shares of
	Shares of Common Stock		Common	Shares of Common Stock to
	Beneficially Owned Prior to		Stock	be Beneficially Owned After
Name of Selling Stockholder	Offering		Being Offered	Offering
	Number	Percentage		Number	Percentage
Windstream Master Trust	3,950,000	2.15%	3,950,000	—	0.0%

PLAN OF DISTRIBUTION

General

Primary Offering

We may sell shares of common stock, covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The offer and sale of shares of common stock by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

The terms of the offering of shares of common stock with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

●	the terms of the shares of common stock being offered;

●	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;
●	the purchase price of the shares of common stock;
●	the proceeds we will receive from the sale of the shares of common stock;
●	the names of the securities exchanges, if any, on which shares of common stock are listed;
●	any over-allotment options under which underwriters may purchase additional shares of common stock from us;
●	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid to agents and any delayed delivery arrangements.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the shares of common stock may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the shares of common stock in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates has any obligation to make a market in the shares of common stock, and each may discontinue any market-making activities at any time, without notice, in its sole discretion.

Secondary Offering

We have registered up to 3,950,000 shares of our common stock owned by the selling stockholder to allow the selling stockholder to sell all or a portion of the common stock to the public from time to time after the date of this prospectus. The selling stockholder may sell the common stock directly or in negotiated transactions upon instructions from the independent third party investment fiduciary chosen by the pension plan’s Investment Committee through underwriters, broker-dealers or agents. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock offered under this prospectus, and the selling stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of common stock.

The SEC may deem the selling stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholder as a result of selling the common stock and any discounts, commissions, or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, agreements, arrangements, or understandings between the selling stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock.

The common stock may be sold pursuant to the methods described below from time to time by or for the account of the selling stockholder on the NASDAQ Global Select Market, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at prices determined on a negotiated or competitive bid basis.

These sales may be effected by any one or more of the following methods:

●

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
●	privately negotiated transactions.

To comply with the securities laws of some states, if applicable, the selling stockholder may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be sold unless the common stock has been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling stockholder and any other persons participating in the sales of the common stock pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act.

The selling stockholder may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

●	the amount of common stock being offered and sold;
●	the respective purchase prices and public offering prices and other material terms of the offering;
●	the names of any participating agents, broker-dealers, or underwriters employed by the selling stockholder in connection with such sale; and
●	any applicable commissions, discounts, concessions, and other items constituting compensation from the selling stockholder.

The pension plan is a “pension plan” as defined in the Employee Retirement Income Security Act of 1974, as amended, or ERISA. Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code could arise if, absent an available exemption, a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Internal Revenue Code, were to purchase any of the common stock being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in a sale of shares of common stock, such underwriters will acquire the shares for their own account and may resell the shares from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We or the selling stockholder may offer the shares of common stock to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the shares of common stock if any of the shares are purchased, unless the applicable prospectus supplement states otherwise. Any public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we or the selling stockholder use dealers in a sale of shares of common stock, we or the selling stockholder will sell the shares to them as principals, and they may then resell the shares to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement, if required, the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We or the selling stockholder may choose to sell the shares of common stock directly. In this case, no underwriters or agents will be involved. We or the selling stockholder may also sell the shares of common stock through agents designated from time to time. We will name any agent involved in the offer or sale of the shares of common stock and describe any commissions payable by us or the selling stockholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of common stock from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We or the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

In connection with the distribution of the shares of common stock offered under this prospectus, we or the selling stockholder may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We or the selling stockholder may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock listed on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares of common stock to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon by Kutak Rock LLP. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the EarthLink and Broadview businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$18,000,000

Common Stock

_________

PROSPECTUS SUPPLEMENT

June 1, 2018

_________

Citigroup